Exhibit 99.1

Bausch + Lomb Announces Third-Quarter 2023 Results
and Raises Full-Year 2023 Guidance

•Revenues of $1.007 Billion
•GAAP Net Loss Attributable to Bausch + Lomb Corporation of $84 Million
•Adjusted EBITDA (non-GAAP)1 of $187 Million
•Revenues Grew 7% as Reported and 8% on a Constant Currency1 Basis Compared to the Third Quarter of 2022, Driven by Growth in the Vision Care and Surgical Segments
•Foreign Exchange Negatively Impacted Revenues and Adjusted EBITDA (non-GAAP)1 by Approximately $10 Million and $14 Million, Respectively
•Raises Full-Year Revenue and Adjusted EBITDA (non-GAAP)1 Guidance

VAUGHAN, Ontario, Nov. 1, 2023 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced its third-quarter 2023 financial results.

“We continue to grow revenue at or above market thanks to the strength of established and emerging brands that cover the entire spectrum of eye health,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “Our multi-year effort to rewire the company is gaining traction as we methodically review and improve areas critical to our success, with a focus on sales and supply chain.”

Select Company Highlights
•Acquired XIIDRA® (lifitegrast ophthalmic solution) 5%, a non-steroid eye drop specifically approved to treat the signs and symptoms of dry eye disease (DED) focusing on inflammation associated with dry eye, and certain other ophthalmology assets
•Launched MIEBO™ (perfluorohexyloctane ophthalmic solution), for the treatment of the signs and symptoms of DED in the United States
•Launched LUMIFY EYE ILLUMINATIONSTM in the United States, a new line of hypoallergenic specialty eye care products scientifically developed to cleanse, nourish and brighten the sensitive eye area
•Launched enVista® Aspire monofocal and toric intraocular lenses with Intermediate Optimized optics in the United States

Third-Quarter 2023 Revenue Performance
Total reported revenues were $1.007 billion for the third quarter of 2023, as compared to $942 million in the third quarter of 2022, an increase of $65 million, or 7%. Excluding the unfavorable impact of foreign exchange of $10 million, revenue increased by approximately 8% on a constant currency1 basis compared to the third quarter of 2022.

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

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Revenues by segment were as follows:

Third-Quarter 2023

(in millions)	Three Months Ended September 30,				Change at Constant Currency[1] (non-GAAP)
	2023	2022	Reported Change	Reported Change
Total Bausch + Lomb Revenues	$1,007	$942	$65	7%	8%

Vision Care[2]	$648	$597	$51	9%	11%
Surgical	$185	$172	$13	8%	6%
Pharmaceuticals[2]	$174	$173	$1	1%	1%

Vision Care Segment2
Vision Care segment revenues were $648 million for the third quarter of 2023, as compared to $597 million for the third quarter of 2022, an increase of $51 million, or 9%. Excluding the unfavorable impact of foreign exchange of $13 million, segment revenues increased on a constant currency1 basis by approximately 11% compared to the third quarter of 2022, primarily due to higher sales of Lumify® and Eye Vitamins in our consumer eye care business and higher sales of SiHy Daily lenses and Ultra® within our contact lens business, partially offset by unfilled orders as a result of the implementation of a system upgrade at a U.S. distribution facility that impacted our contact lens business. We expect to substantially resolve the Lynchburg implementation disruptions, and optimize the system upgrade, during the first quarter of 2024.

Surgical Segment
Surgical segment revenues were $185 million for the third quarter of 2023, as compared to $172 million for the third quarter of 2022, an increase of $13 million, or 8%. Excluding the favorable impact of foreign exchange of $3 million, segment revenues increased on a constant currency1 basis by approximately 6% compared to the third quarter of 2022, primarily due to increased demand of consumables and equipment.

Pharmaceuticals Segment2
Pharmaceuticals segment revenues were $174 million for the third quarter of 2023, as compared to $173 million for the third quarter of 2022, an increase of $1 million, or 1%, on a reported and constant currency1 basis. The increase compared to the third quarter of 2022 was primarily due to higher sales of Vyzulta® and our International Pharmaceuticals portfolio.

Operating Results
Operating income was $40 million for the third quarter of 2023, as compared to $46 million for the third quarter of 2022, a decrease of $6 million. The change was largely driven by an increase in Selling, general and administrative expenses, driven by higher professional fees, primarily related to Business Transformation Costs and higher selling, advertising and promotion expenses due to product launches during the quarter, primarily MIEBO.

The company is committed to continuing to maintain a disciplined approach to cost management and to leverage its infrastructure.

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2    Effective in the first quarter of 2023, certain products historically included in the reported results of the Pharmaceuticals segment are now included in the reported results of the Vision Care segment and certain products included in the reported results of the Vision Care segment are now included in the reported results of the Pharmaceuticals segment. Management believes these movements are necessary in order to better align these products with the groupings of similar products. The net impact of these product movements was not material to the periods presented. Prior period presentations of segment revenues have been conformed to the current segment reporting structure.

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Net Loss
Net loss attributable to Bausch + Lomb Corporation for the third quarter of 2023 was $84 million, as compared to $18 million for the third quarter of 2022, an unfavorable change of $66 million. The change was primarily due to operating results noted above as well as higher interest expense.

Adjusted net income attributable to Bausch + Lomb Corporation (non-GAAP)1 for the third quarter of 2023 was $76 million, as compared to $107 million for the third quarter of 2022, a decrease of $31 million.

Cash from Operations
Cash flow from operations for the third quarter of 2023 was $48 million, as compared to $27 million for the third quarter of 2022, an increase of $21 million. Cash flow from operations was positively impacted in the third quarter of 2023 primarily by the timing of collections and payments in the ordinary course of business, offset by a strategic increase in inventories.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) Basic and Diluted attributable to Bausch + Lomb Corporation for the third quarter of 2023 was ($0.24), as compared to ($0.05) for the third quarter of 2022. Adjusted EPS attributable to Bausch + Lomb Corporation (non-GAAP)1 for the third quarter of 2023 was $0.22, as compared to $0.31 for the third quarter of 2022.

Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $187 million for the third quarter of 2023, as compared to $187 million for the third quarter of 2022.

2023 Financial Outlook3
Bausch + Lomb raised its revenue and Adjusted EBITDA (non-GAAP)1 guidance for the full year of 2023, as follows.

	As of Aug. 2, 2023	As of Nov 1, 2023

Full-Year revenue	• $3.95 - $4.00 billion	• $4.035 - $4.085 billion
	• ~6.5 - 7.5% constant currency growth[1]	• ~9.5 - 10.5% constant currency growth[1]

Full-year Adjusted EBITDA (non-GAAP)[1]	• $700 - $750 million	• $710 - $760 million

Foreign exchange headwinds for the full year	• Revenue: -$50 million	• Revenue: -$85 million
	• Adj. EBITDA (non-GAAP)[1]: -$35 million	• Adj. EBITDA (non-GAAP)[1]: -$55 million

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3    The guidance in this news release is only effective as of the date given, Nov. 1, 2023, and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. Distribution or reference of this news release following Nov. 1, 2023, does not constitute the Company reaffirming guidance. See the “Forward-looking Statements” section for further information.

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Other than with respect to GAAP revenues, the company only provides guidance on a non-GAAP basis. The company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss) attributable to Bausch + Lomb Corporation or of forward-looking constant currency revenue growth1 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may not represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Balance Sheet Highlights
•Bausch + Lomb’s cash, cash equivalents and restricted cash were $360 million at Sept. 30, 2023
•Completed an offering of $1.4 billion aggregate principal amount of 8.375% senior secured notes due 2028 and borrowed $500 million of new term B loans under its new incremental term loan facility, a portion of the proceeds from which were used to fund the upfront payment for the acquisition of XIIDRA and certain other ophthalmology assets and pay related acquisition and financing costs
•Basic weighted average shares outstanding for the third quarter of 2023 were 350.8 million, and diluted weighted average shares outstanding for the third quarter of 2023 were 352.7 million4

Conference Call Details

Date:	Wednesday, Nov. 1, 2023

Time:	8:00 a.m. ET

Webcast:	https://www.webcaster4.com/Webcast/Page/2883/47447

Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)

Participant Access Code:	632888

Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)

Replay Passcode:	47447 (replay available until Nov. 15, 2023)

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4    Diluted weighted average shares includes the dilutive impact of options, performance based restricted stock units and restricted stock units, which are approximately 1,900,000 common shares for the 3 months ended September 30, 2023, and which are excluded when calculating GAAP diluted loss per share because the effect of including the impact would be anti-dilutive.

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About Bausch + Lomb
Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “projects,” “predicts,” “forecasts,” “should,” “could,” “would,” “may,” “might,” “will,” “strive,” “believes,” “estimates,” “potential,” “target,” “guidance,” “outlook,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the company’s 2023 full-year guidance, and the company’s planned approach to cost management. These forward-looking statements, including the company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and its most recent quarterly filings), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the expected timing of resolving the Lynchburg implementation disruptions and optimizing the system upgrade at that facility and other supply chain initiatives. They also include risks and uncertainties respecting the proposed plan to spin off or separate Bausch + Lomb from Bausch Health Companies Inc. (“BHC”), including the expected benefits and costs of the spinoff transaction, the expected timing of completion of the spinoff transaction and its terms (including the expectation that the spinoff transaction will be completed following the achievement of targeted net leverage ratios, subject to market conditions and receipt of applicable shareholder and other necessary approvals), the ability to complete the spinoff transaction considering the various conditions to the completion of the spinoff transaction (some of which are outside the company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder and other approvals), the impact of any potential sales of the company’s common shares by BHC, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the spinoff transaction, diversion of management time on spinoff transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the spinoff transaction, the structure of the spinoff transaction and related distribution, the qualification of the spinoff transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the company and BHC to satisfy the conditions required to maintain the tax-free status of the spinoff transaction (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the spinoff transaction, the potential dis-synergy costs resulting from the spinoff transaction, the impact of the spinoff transaction

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on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the company’s business. In particular, the company can offer no assurance that any spinoff transaction will occur at all, or that any spinoff transaction will occur on the terms and timelines anticipated by the company and BHC. They also include risks and uncertainties respecting the acquisition of XIIDRA® and certain other ophthalmology assets, including the company’s ability to effectively and efficiently integrate the acquired business into its existing business; the effect of the transaction on Bausch + Lomb’s ability to maintain relationships with customers, suppliers and other business partners; risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations; risks relating to increased levels of debt as a result of debt incurred to finance such transaction, including in regards to compliance with our debt covenants; and risks that the company may not realize the expected benefits of that transaction on a timely basis or at all. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, including the potential effects and economic and future impact of that pandemic. Finally, they also include, but are not limited to, risks and uncertainties caused by or relating to a potential recession and other adverse economic conditions (such as inflation and slower growth), which could adversely impact our revenues, expenses and resulting margins, and economic factors over which we have no control, including inflationary pressures as a result of historically high domestic and global inflation and otherwise, interest rates, foreign currency rates, and the positional effect of such factors on revenues, expenses and resulting margins. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. In addition, management has also made certain assumptions regarding our 2023 full-year guidance with respect to expectations regarding base performance growth, currency impact, run-rate dis-synergies and inflation, expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the company’s R&D expense.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Links provided in this news release are solely for information purposes and do not constitute Bausch + Lomb affirming any forward-looking statements contained in the linked content.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the company. In addition, these non-GAAP measures and ratios address questions the company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the company has determined that it is appropriate to make this data available to all investors.

These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider

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them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA and Adjusted EBITDA
EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the company measures the business internally and sets operational goals and incentives. In particular, the company believes that Adjusted EBITDA (non-GAAP) focuses management on the company’s underlying operational results and business performance. As a result, the company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization and further adjusted for the following items:

•Asset impairments: The company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes impairments of intangible assets from measuring the performance of the company and its business, the company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring, integration and transformation costs: The company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the company prepares for post-separation operations, the company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs (including costs associated with changes in our executive officers, such as the severance costs associated with the departure of the company’s former CEO and the costs associated with the appointment of the company’s new CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The company believes that the

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adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Share-based compensation: The company excludes costs relating to share-based compensation. The company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs: The company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the company believes the costs associated with legal settlements and judgments are not routine operating expenses. The company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the company’s defined benefit plan in Ireland to a defined contribution plan. The company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring, integration and transformation costs, acquisition-related contingent consideration, separation costs and separation-related costs and other non-GAAP adjustments, as these adjustments are described above,

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and further adjusted for amortization of intangible assets and acquisition-related costs and adjustments excluding amortization of intangible assets, as described below:
•Amortization of intangible assets: The company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes the amortization of intangible assets from its non-GAAP expenses, the company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: In addition to the acquisition-related costs and adjustments as described above, the company has excluded the expense directly attributable to one-time commitment and structuring fees related to a bridge loan facility put in place prior to the acquisition of XIIDRA and certain other ophthalmology assets. The company excluded these costs as they are outside of the ordinary course of continuing operations and are infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the company’s operating performance and the valuation of the company. It is also noted that, in recent periods, our GAAP net income (loss) attributable to Bausch + Lomb Corporation was significantly lower than our Adjusted net income (non-GAAP).

Constant Currency
Constant currency change or constant currency revenue growth is a change in GAAP revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The company uses Constant Currency revenues (non-GAAP) and Constant Currency revenue Growth (non-GAAP) to assess performance of its reportable segments, and the company in total, without the impact of foreign currency exchange fluctuations. The company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing 2023 reported amounts adjusted to exclude currency impact, calculated using 2022 monthly average exchange rates, to the actual 2022 reported amounts.

Adjusted EPS (non-GAAP)
Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income (loss) attributable to Bausch + Lomb Corporation to Adjusted net income (non-GAAP) as discussed above. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) excludes the impact of certain items that may obscure trends in the company’s underlying performance on a per share basis. By

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disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s results and trends for the periods presented on a diluted share basis. Accordingly, the company believes that Adjusted EPS (non-GAAP) is useful to investors in their assessment of the company’s operating performance, the valuation of the company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP).

Unless otherwise indicated, ®/™ are trademarks of Bausch + Lomb Corporation or its affiliates.
Any other product/brand names are trademarks of the respective owners.

© 2023 Bausch + Lomb.

Media Contact:
T.J. Crawford
tj.crawford@bausch.com
(908) 705-2851

Investor Contact:
George Gadkowski
george.gadkowski@bausch.com
(877) 354-3705 (toll free)
(908) 927-0735

FINANCIAL TABLES FOLLOW

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Bausch + Lomb Corporation				Table 1
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2023 and 2022
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues
Product sales	$1,004	$937	$2,963	$2,755
Other revenues	3	5	10	17
	1,007	942	2,973	2,772
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	391	370	1,179	1,093
Cost of other revenues	1	2	2	6
Selling, general and administrative	418	381	1,253	1,092
Research and development	82	77	244	229
Amortization of intangible assets	47	59	160	188
Other expense, net	28	7	54	8
	967	896	2,892	2,616
Operating income	40	46	81	156
Interest income	4	2	12	3
Interest expense	(76)	(35)	(184)	(99)
Foreign exchange and other	(3)	6	(18)	15
(Loss) income before provision for income taxes	(35)	19	(109)	75
Provision for income taxes	(45)	(34)	(88)	(60)
Net (loss) income	(80)	(15)	(197)	15
Net income attributable to noncontrolling interest	(4)	(3)	(9)	(8)
Net (loss) income attributable to Bausch + Lomb Corporation	$(84)	$(18)	$(206)	$7

Basic and diluted (loss) income per share attributable to Bausch + Lomb Corporation	$(0.24)	$(0.05)	$(0.59)	$0.02

Basic weighted-average common shares	350.8	350.0	350.4	350.0

Diluted weighted-average common shares	350.8	350.0	350.4	350.1

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Bausch + Lomb Corporation				Table 2
Reconciliation of GAAP Net (Loss) Income and Diluted (Loss) Income per Share Attributable to Bausch + Lomb Corporation to Adjusted Net Income (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)
For the Three and Nine Months Ended September 30, 2023 and 2022
(unaudited)
	Three Months Ended September 30,
	2023		2022
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net (loss) income and Diluted (loss) income per share attributable to Bausch + Lomb Corporation	$(84)	$(0.24)	$(18)	$(0.05)
Non-GAAP adjustments: (a)
Amortization of intangible assets	47	0.13	59	0.17
Asset impairments	—	—	1	—
Restructuring, integration and transformation costs	34	0.10	11	0.03
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	33	0.09	—	—
Separation costs and separation-related costs	2	0.01	15	0.04
Other	3	0.01	—	—
Tax effect of non-GAAP adjustments	41	0.12	39	0.12
Total non-GAAP adjustments	160	0.46	125	0.36
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$76	$0.22	$107	$0.31

	Nine Months Ended September 30,
	2023		2022
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net (loss) income and Diluted (loss) income per share attributable to Bausch + Lomb Corporation	$(206)	$(0.59)	$7	$0.02
Non-GAAP adjustments: (a)
Amortization of intangible assets	160	0.45	188	0.54
Asset impairments	—	—	1	—
Restructuring, integration and transformation costs	96	0.27	15	0.04
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	37	0.11	(5)	(0.01)
Separation costs and separation-related costs	7	0.02	28	0.08
Other	5	0.02	6	0.02
Tax effect of non-GAAP adjustments	76	0.22	55	0.15
Total non-GAAP adjustments	381	1.09	288	0.82
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$175	$0.50	$295	$0.84

(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) On April 28, 2022, Bausch + Lomb effected a share consolidation as a result of which it had 350,000,000 issued and outstanding common shares. These common shares are treated as issued and outstanding at January 1, 2022 for purposes of calculating Basic and diluted income per share attributable to Bausch + Lomb Corporation.

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Bausch + Lomb Corporation			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2023 and 2022
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$391	$370	$1,179	$1,093
Fair value inventory step-up resulting from acquisitions (a)	(2)	—	(2)	—
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$389	$370	$1,177	$1,093
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$418	$381	$1,253	$1,092
Separation-related costs (b)	—	(11)	(5)	(21)
Transformation costs (c)	(24)	(10)	(64)	(11)
Other (d)	2	—	1	—
Adjusted selling, general and administrative (non-GAAP)	$396	$360	$1,185	$1,060
Research and development reconciliation:
GAAP Research and development	$82	$77	$244	$229
Separation-related costs (b)	(1)	—	(1)	—
Adjusted research and development (non-GAAP)	$81	$77	$243	$229
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$47	$59	$160	$188
Amortization of intangible assets (e)	(47)	(59)	(160)	(188)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Other expense (income), net reconciliation:
GAAP Other expense (income), net	$28	$7	$54	$8
Litigation and other matters (d)	(2)	—	(2)	—
Restructuring and integration costs (c)	(10)	(1)	(32)	(4)
Asset impairments (f)	—	(1)	—	(1)
Separation costs (b)	(1)	(4)	(1)	(7)
Acquisition-related contingent consideration (a)	1	—	—	5
Acquisition-related costs (a)	(16)	—	(19)	—
Adjusted other expense, net (non-GAAP)	$—	$1	$—	$1
Interest expense reconciliation:
GAAP Interest expense	$(76)	$(35)	$(184)	$(99)
Acquisition-related financing costs (a)	16	—	16	—
Adjusted interest expense (non-GAAP)	$(60)	$(35)	$(168)	$(99)
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(3)	$6	$(18)	$15
Other (d)	3	—	4	6
Adjusted foreign exchange and other (non-GAAP)	$—	$6	$(14)	$21
Provision for income taxes reconciliation:

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GAAP Provision for income taxes	$(45)	$(34)	$(88)	$(60)
Tax effect of non-GAAP adjustments (g)	41	39	76	55
Adjusted (provision) benefit for income taxes (non-GAAP)	$(4)	$5	$(12)	$(5)

(a) Represents the four components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b) Represents the three components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(c) Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see Table 2).
(d) Represents the three components of the non-GAAP adjustment of “Other” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch + Lomb Corporation				Table 2b
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (non-GAAP)
For the Three and Nine Months Ended September 30, 2023 and 2022
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Net (loss) income attributable to Bausch + Lomb Corporation	$(84)	$(18)	$(206)	$7
Interest expense, net	72	33	172	96
Provision for income taxes	45	34	88	60
Depreciation and amortization of intangible assets	82	93	266	286
EBITDA	115	142	320	449
Adjustments:
Asset impairments	—	1	—	1
Restructuring, integration and transformation costs	34	11	96	15
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	17	—	21	(5)
Share-based compensation	16	18	58	45
Separation costs and Separation-related costs	2	15	7	28
Other non-GAAP adjustments:
Other	3	—	5	6
Adjusted EBITDA (non-GAAP)	$187	$187	$507	$539

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Bausch + Lomb Corporation								Table 3
Constant Currency Revenue (non-GAAP) and Constant Currency Revenue Growth (non-GAAP) - by Segment
For the Three and Nine Months Ended September 30, 2023 and 2022
(unaudited)

	Calculation of Constant Currency Revenue for the Three Months Ended
	September 30, 2023			September 30, 2022	Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP) (b)
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care (c)	$648	$13	$661	$597	$51	9%	$64	11%
Surgical	185	(3)	182	172	13	8%	10	6%
Pharmaceuticals (c)	174	—	174	173	1	1%	1	1%
Total revenues	$1,007	$10	$1,017	$942	$65	7%	$75	8%

	Calculation of Constant Currency Revenue for the Nine Months Ended
	September 30, 2023			September 30, 2022	Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP) (b)
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care (c)	$1,881	$48	$1,929	$1,745	$136	8%	$184	11%
Surgical	563	4	567	530	33	6%	37	7%
Pharmaceuticals (c)	529	7	536	497	32	6%	39	8%
Total revenues	$2,973	$59	$3,032	$2,772	$201	7%	$260	9%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures and ratios. For additional information about the Company’s use of such non-GAAP financial measures and ratios, refer to the “Non-GAAP Information” section in the body of the news release to which these tables are attached. Constant currency revenue (non-GAAP) for the three and nine months ended September 30, 2023 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Change in constant currency revenue (non-GAAP) is calculated as the difference between constant currency revenue for the current period and revenue as reported for the comparative period.
(c) Effective in the first quarter of 2023, certain products historically included in the reported results of the Pharmaceuticals segment are now included in the reported results of the Vision Care segment and certain products included in the reported results of the Vision Care segment are now included in the reported results of the Pharmaceuticals segment. Management believes these movements are necessary in order to better align these products with the groupings of similar products. The net impact of these product movements was not material to the periods presented. Prior period presentations of segment revenues have been conformed to the current segment reporting structure.

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